UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         October 30, 2013

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
         Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2013, the Executive Compensation Committee of the Board of Directors (the “Compensation Committee”) of USA Truck, Inc. (the “Company”) approved a retention bonus plan (the “Retention Bonus Plan”) and a change in control/severance plan (the “Management Severance Plan”) for certain of the Company’s officers, including its named executive officers, and members of its management team.  The Compensation Committee has determined that it is appropriate to adopt the Retention Bonus Plan and the Management Severance Plan as a means of assuring the continued focus of the new and expanded management team that is critical to the successful execution of the Company’s turnaround strategy, and mitigating any uncertainty regarding future employment resulting from Knight Transportation, Inc.’s unsolicited proposal to acquire the Company and its ongoing efforts to disrupt the Company’s turnaround.  In connection with its adoption of the Retention Bonus Plan and the Management Severance Plan, the Compensation Committee consulted with management and the Company’s independent financial and legal advisors, and retained an independent compensation consultant to review and evaluate the terms of the plans.

Each participant in the Retention Bonus Plan, with the exception of Mr. John Simone, President and Chief Executive Officer of the Company, is eligible to receive a one-time, cash bonus that is equal to a percentage of the participant’s annualized base salary determined as of the date of adoption of the Retention Bonus Plan.  The percentages range from 6.25% to 25% of annualized base salary.  Mr. Simone is eligible to receive a retention bonus equal to 25% of his annualized base salary plus an additional $150,000, determined by the Compensation Committee to be reasonable in light of his ultimate responsibility for supervising the overall execution of the turnaround plan, of which $50,000 is payable in December 2013.  All other payments under the Retention Bonus Plan will be paid on or about April 11, 2014 (the “Payment Date”) to those plan participants employed as of the date of adoption of the Retention Bonus Plan, or October 30, 2013, that remain employed with the Company through and as of the Payment Date.  The applicable payout amounts for Mr. Simone and the Company’s named executive officers are as follows:  Mr. Simone – $265,000; Mr. Cliff Beckham – $75,000 (25% of base salary); Mr. Michael R. Weindel, Jr. – $53,751 (25% of base salary); and Mr. J. Rodney Mills – $22,800 (12.5% of base salary).  If a participant in the Retention Bonus Plan voluntarily terminates his employment at any time after receipt of a payment under the Retention Bonus Plan and before the one-year anniversary of the adoption of the Retention Bonus Plan, or October 30, 2014, the plan participant will be required to repay his or her retention bonus award to the Company.

The Management Severance Plan provides that the plan participants will enter into substantially identical Change in Control/Severance Agreements (each, a “Severance Agreement”) and will be entitled to certain severance benefits thereunder if (i) following adoption of the Management Severance Plan, a participant is terminated by the Company without “cause” (as defined in the Severance Agreement) other than in connection with or following a “change in control” (as defined in the Severance Agreement) (the “Severance Benefit”) or (ii) in the event of and for the twelve-month period following a “change in control,” the Company or its successor terminates a participant’s employment without “cause” or the participant is subject to a “constructive termination” (as defined in the Severance Agreement) (the “Change-in-Control Benefit”).  The Management Severance Plan provides that the Severance Benefit and the Change-in-Control Benefit are mutually exclusive and a plan participant would not be entitled to both benefits.

With respect to the Severance Benefit, plan participants will be entitled to receive a monthly severance payment equal to the participant’s base monthly salary at the time of termination without “cause” for a fixed period of time ranging from six months to twelve months.  Eligibility for the payment of the Severance Benefit is subject to execution by the recipient of a general release of claims against the Company.  The aggregate payments of Severance Benefits to which Mr. Simone and the Company’s named executive officers would be entitled, assuming each officer’s termination occurred as of October 30, 2013, are as follows:  Mr. Simone – $460,000; Mr. Beckham – $300,000; Mr. Weindel – $215,004; and Mr. Mills – $91,200.

With respect to the Change-in-Control Benefit, each participant, with the exception of Mr. Simone, will be entitled to receive a lump sum severance payment equal to a percentage of his annual base salary at the time of the “change in control” (ranging from 50% to 150%) and up to 18 months of continued coverage under the Company’s healthcare insurance plans.  Each of Messrs. Beckham, Weindel and Mills would be entitled to a lump sum payment equal to 100% of his base salary and 12 months of continued medical coverage.  Mr. Simone will be entitled to a lump sum payment equal to 250% of his base salary plus his target performance bonus and 24 months of continued medical coverage.  In addition, certain participants would receive lump sum cash payments for relocation services ranging from $20,000 to $50,000.  Mr. Simone would be entitled to $50,000 for relocation services.  The aggregate cash payments of Change-in-Control Benefits (which does not include the value of the continued medical coverage) to which Mr. Simone and the Company’s named executive officers would be entitled, assuming each officer’s termination in the event of a “change in control” on October 30, 2013, are as follows:  Mr. Simone – $2,012,500; Mr. Beckham – $300,000; Mr. Weindel – $215,004; and Mr. Mills – $182,400.

The Management Severance Plan does not provide for a gross-up payment to any of the plan participants to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code.  Instead, under the Management Severance Plan, if such excise taxes would be imposed, the executive will either receive all of the benefits to which he is entitled under the agreement, subject to the excise tax, or have his benefits under the agreement reduced to a level at which the excise tax will not apply, depending upon which approach would provide the executive with the greater net after-tax benefit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	November 5, 2013	/s/ John M. Simone
John M. Simone
President and Chief Executive Officer

Date:	November 5, 2013	/s/ Clifton R. Beckham
Clifton R. Beckham
Executive Vice President and Chief Financial Officer